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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 21, 1997


                          Communications Central Inc.
                          ---------------------------
             (Exact name of registrant as specified in its charter)



          Georgia                      0-22730                   58-1804173
          -------                      -------                   ----------
(State or other jurisdiction  (Commission File Number)          (IRS Employer
      of incorporation)                                      Identification No.)



1150 Northmeadow Parkway, Suite 118, Roswell, Georgia               30076
-----------------------------------------------------               -----
(Address of principal executive offices)                         (Zip Code)



      Registrant's telephone number, including area code:  (404) 442-7300



                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)



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Item 5.  Other Events.
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Termination of Merger Agreement
-------------------------------

          On August 21, 1997, Communications Central Inc. (the "Company") announced that the Agreement and Plan of Merger by and between the Company, PhoneTel Technologies, Inc. and PhoneTel Acquisition Corp. had been terminated. Accordingly, the tender offer for all of the shares of the Company's Common Stock terminated. All tendered certificates are being returned to tendering shareholders.

          Additionally, on August 21, 1997, the Company and InVision Telecom, Inc. ("InVision"), a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the "Agreement") to sell substantially all of the assets of InVision to Talton Holdings, Inc. for approximately $42 million dollars.

          The Agreement is scheduled to close in approximately six weeks and is subject to certain closing conditions including Hart-Scott-Rodino approval, the consent of the Company's principal lender, and the execution of satisfactory employment agreements with certain members of InVision's management team.
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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    COMMUNICATIONS CENTRAL INC.



Date: August 28, 1997               /s/ Rodger L. Johnson
                                    -------------------------------------
                                    Rodger L. Johnson
                                    President and Chief Executive Officer
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                                 EXHIBIT INDEX


Exhibit No.   Description of Exhibit
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   99.1       Asset Purchase Agreement dated as of August 21, 1997, by and between Communications Central Inc., InVision Telecom, Inc. and
              Talton Holdings, Inc.